  Exhibit 99.1

Company Contact:
Oxbridge Re Holdings Limited
Jay Madhu, CEO
345-749-7570
jmadhu@oxbridgere.com

Media contact:
Suzie Boland
RFB Communications Group
813-259-0345
sboland@rfbcommunications.com

Oxbridge Re Holdings Limited Reports First Quarter 2018 Results

GRAND CAYMAN, Cayman Islands (May 15, 2018) -- Oxbridge Re Holdings Limited (OXBR), a provider of reinsurance solutions primarily to property and casualty insurers in the Gulf Coast region of the United States, reported financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Results
Net loss totaled $211,000 or $(0.04) per basic and diluted common share, compared with net income of $1.3 million or $0.22 per basic and diluted common share in the first quarter of 2017. The decrease was primarily due to lower net premiums earned resulting from decreased capital deployed during the quarter, as well as recognition of unrealized losses on equity securities due to the mandatory adoption of new accounting standards. These changes are disclosed in greater detail in the “Notes to Consolidated Financial Statements” section of the Company’s Form 10-Q filing.

Net premiums earned totaled $220,000 compared with $1.5 million in net premiums earned in the first quarter of 2017. The decrease was due to the significantly reduced capital deployed during the quarter, as well as disproportionate recognition of ILW-related income under U.S. GAAP during the quarter ended March 31, 2018.

Net investment income totaled $72,000, which was offset by $173,000 of net realized investment losses and $172 thousand of unrealized losses recognized during the quarter as a result of the mandatory adoption of new accounting standards. This compares with $86,000 of net investment income and $2,000 of net realized investment gains in the first quarter of 2017.

Total expenses, including losses and loss adjustment expenses, policy acquisition costs and underwriting expenses, and general and administrative expenses, were $326,000 compared with $366,000 in the first quarter of 2017. The decrease was due wholly due to the previous acceleration of premium recognition, as mentioned above, and the resulting acceleration of policy acquisition costs. Hence, the current quarter policy acquisition costs only reflect expenses on one multi-year contract.

At March 31, 2018, cash and cash equivalents, and restricted cash and cash equivalents, totaled $11.5 million compared with $10.9 million at December 31, 2017.

First Quarter 2018 Financial Ratios
Loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums earned. The loss ratio was 0.0% for the first quarter of 2018, compared with (2.1)% for the first quarter of 2017. The increase in the loss ratio was due to the nominal loss and loss adjustment expenses incurred in the prior period quarter, compared to no loss and loss adjustment expenses in the quarter ended March 31, 2018.

Acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs and other underwriting expenses with net premiums earned. The acquisition cost ratio was 3.6% for the first quarter of 2018 compared with 4.1% for the same year-ago period. The decrease in the acquisition cost ratio was due to the overall lower weighted-average acquisition costs on reinsurance contracts in force during the three-month period ended March 31, 2018, compared with three-month period ended March 31, 2017.

Expense ratio, which measures operating performance, compares policy acquisition costs, other underwriting expenses and general and administrative expenses with net premiums earned. The expense ratio totaled 84.0% during the first quarter of 2018 compared with 25.7% for the first quarter of 2017. The increase in the expense ratio was due to a lower denominator in net premiums earned and net income from ILW instrument as recorded during the three-month period ended March 31, 2018, when compared with the corresponding prior year period.

Combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. If the combined ratio is at or above 100%, underwriting is not profitable. The combined ratio totaled 84% for the first quarter of 2018 and 23.6% in the same year-ago period.

Management Commentary
“The results of the first quarter were in line with our expectations given the severity of the prior year’s hurricane season, and we have, hopefully, put the past behind us,” said Oxbridge Re Holdings President and CEO Jay Madhu. “As the overall reinsurance industry begins to recover from the traumatic events of last year, we recognize the need to exercise both caution and patience in identifying new opportunities.”

Conference Call
Management will host a conference call later today to discuss these financial results, followed by a question and answer session. President and CEO Jay Madhu, and CFO Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time.

The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company's website at www.oxbridgere.com.

Date: Tuesday, May 15, 2018
Time: 4:30 p.m. Eastern time
Listen-only toll-free number: 877-407-0782
Listen-only international number: 201-689-8567

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Precision IR at 919-481-4000 or operations@issuerdirect.com.

A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge's website at www.oxbridgere.com until June 15, 2018.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Conference ID: 29064

About Oxbridge Re Holdings Limited
Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re's licensed reinsurance subsidiary, Oxbridge Reinsurance Limited, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. The company's ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols "OXBR" and "OXBRW," respectively.

Forward-Looking Statements
This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's filings with the SEC. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company's expectations or any related events, conditions or circumstances change.

-Tables to follow-

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At March 31, 2018	At December 31, 2017
	(Unaudited)
Assets
Investments:
Fixed-maturity securities, available for sale, at fair value (amortized cost: $4,416 and $4,450, respectively)	$4,396	4,433
Equity securities, available for sale, at fair value (cost of $2,058 in 2017)	-	2,036
Equity securities, at fair value (cost of $1,652 in 2018)	1,462	-
Total investments	5,858	6,469
Cash and cash equivalents	5,222	7,763
Restricted cash and cash equivalents	6,240	3,124
Accrued interest and dividend receivable	31	39
Premiums receivable	3,582	3,798
Deferred policy acquisition costs	40	48
Prepayment and other assets	127	116
Property and equipment, net	30	36
Total assets	$21,130	21,393

Liabilities and Shareholders’ Equity
Liabilities:
Reserve for losses and loss adjustment expenses	$4,154	4,836 #
Loss experience refund payable	270	135
Losses payable	376	386
Unearned premiums reserve	1,657	2,012
Accounts payable and other liabilities	938	106
Total liabilities	7,395	7,475

Shareholders’ equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 5,733,587 shares issued and outstanding)	6	6
Additional paid-in capital	32,131	32,100
Accumulated Deficit	(18,382)	(18,149)
Accumulated other comprehensive loss	(20)	(39)
Total shareholders’ equity	13,735	13,918
Total liabilities and shareholders’ equity	$21,130	21,393

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Statements of Income (unaudited)
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	Three Months Ended
	March 31,
	2018	2017
Revenue
Assumed premiums	$-	880
Change in loss experience refund payable	(135)	(748)
Change in unearned premiums reserve	355	1,416

Net premiums earned	220	1,548
Net income from derivative instruments	168	-
Net investment income	72	86
Net realized investment (losses) gains	(173)	2
Change in fair value of equity securities	(172)	-

Total revenue	115	1,636

Expenses
Losses and loss adjustment expenses	-	(32)
Policy acquisition costs and underwriting expenses	8	63
General and administrative expenses	318	335

Total expenses	326	366

Net (loss) income	$(211)	1,270

(Loss) Earnings per share
Basic and Diluted	$(0.04)	0.22

Dividends paid per share	$-	0.12

Performance ratios to net premiums earned:
Loss ratio	0.0%	-2.1%
Acquisition cost ratio	3.6%	4.1%
Expense ratio	84.0%	25.7%
Combined ratio	84.0%	23.6%